CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 9, 2005

Date of Report

(Date of Earliest Event Reported)

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 West Lake Mead Blvd., Suite 300,

Las Vegas, NV 89128

(Address of principal executive offices (zip code))

(702) 562-4155

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation

On August 8, 2005, we completed a financing totaling $2,060,000 of which $1,414,290.60 has been received, with the balance of $645,709 expected to be received shortly pursuant to a Special Warrant Offer that we extended to the purchasers to our Note and Warrant Purchase Agreement dated as of April 19, 2005.  Pursuant to Purchase Agreement dated April 19, 2005, such purchasers received (i) a secured convertible promissory note; (ii) a Series A warrant with an exercise price per share of $2.90; (iii) a Series B warrant with an exercise price per share of $3.50; and (iv) a Series C warrant with an exercise price per share equal to $2.10.  The Special Warrant Offer reduces the exercise price of the Series C warrants to $1.80 per share.  8 out of 9 purchasers participated in the Special Warrant Offer.  Such participants shall now receive

(i)

an amendment to the exercise price of their existing Series A warrants reducing the exercise price per share to a price equal to one hundred five percent of the closing bid price of our common stock on August 8, 2005, which calculates to $2.41 per share;

(ii)

an amendment to the exercise price of their existing Series B warrants reducing the exercise price per share to $1.80, none of which have been exercised;

(iii)

new Series D incentive warrants in an amount equal to one hundred percent of the number of shares of common stock issued upon exercise of the purchaser’s Series C warrants pursuant to the Special Warrant Offer.  The Series D Incentive Warrants shall have a term of five years exercisable commencing on October 19, 2005, contain a cashless exercise provision if  we do not have an effective registration statement within one year, piggyback registration rights and weighted average anti-dilution protection and have an exercise price per share equal to one hundred five percent of the closing bid price of our Common Stock on August 8, 2005; and

(iv)

full ratchet anti-dilution protection on their notes for issuances of our securities at a conversion price, exercise price or price per share less than the Conversion Price (as defined in the notes) for a period of three (3) months following the closing date of the Special Warrant Offer.

Purchasers of the Purchase Agreement who did not elect to exercise their Series C Warrants pursuant to the Special Warrant Offer retain the right to exercise their Series C Warrants at the reduced price of $1.80 per share; provided, however, such purchaser is not be entitled to receive an adjustment to the exercise prices of its Series A warrants and Series B warrants, the new Series D Incentive Warrants or the full ratchet anti-dilution protection on its notes.  With the exception of the new Series D incentive warrants, we did not experience any additional dilution.

We consummated the Special Warrant Offer in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933, as amended and pursuant to Regulation D promulgated thereunder.  Based in material part upon the representations of the purchaser in the Form of Election to Purchase, which participants of the Special Warrant Offer were required to submit to us upon participation in the Special Warrant Offer, we have complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the securities pursuant to the Special Warrant Offer.

Neither we nor anyone acting on our behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the securities or similar securities to, or solicit offers with respect thereto from, or enter into any negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the we nor any of our affiliates, nor any person acting on our or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the securities.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Form of Series D Warrant
99.1	Press Release dated August 9, 2005, relating to the financing described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

By:

/s/  Chet Howard

Chet Howard

Chief Executive Officer